                                                                     EXHIBIT 4.2


                              SWIFT ENERGY COMPANY,

                                    AS ISSUER

                                       AND

                                  BANK ONE, NA

                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 16, 2002

                     TO INDENTURE DATED AS OF APRIL 16, 2002





                            PROVIDING FOR ISSUANCE OF

                    9 3/8% SENIOR SUBORDINATED NOTES DUE 2012

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.            Creation of 9 3/8% Notes....................................................................2
SECTION 2.            Definitions.................................................................................3
SECTION 3.            Amendments to Article III of the Original Indenture........................................32
SECTION 4.            Amendments to Article IV of the Original Indenture.........................................33
SECTION 5.            Amendments to Article V the Original Indenture.............................................47
SECTION 6.            Amendments to Article VI the Original Indenture............................................48
SECTION 7.            Amendments to Article VII of the Original Indenture........................................49
SECTION 8.            Amendments to Article IX of the Original Indenture.........................................49
SECTION 9.            Amendments to Article X of the Original Indenture..........................................50
SECTION 10.           Applicability of and Amendments to Article XI of the Original Indenture....................51
SECTION 11.           Applicability of and Amendments to Article XII of the Original Indenture...................53
SECTION 12.           Subsidiary Guaranties......................................................................54
SECTION 13.           Governing Law..............................................................................61
SECTION 14.           Counterparts...............................................................................61
SECTION 15.           Supplemental Indenture Controls............................................................61

EXHIBIT A.            Form of 9 3/8% Note.......................................................................A-1
EXHIBIT B.            Form of Supplemental Indenture............................................................B-1

         FIRST SUPPLEMENTAL INDENTURE, dated as of April 16, 2002 (this "First Supplemental Indenture"), to the Indenture dated as of April 16, 2002 (the "Original Indenture") between SWIFT ENERGY COMPANY, a Texas corporation, as issuer (the "Company"), and BANK ONE, NA, as trustee (the "Trustee"). WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of its securities to be issued in one or more registered series;

         WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into Indentures supplemental to the Original Indenture to, among other things, (a) add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under Section 9.01 shall (i) neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such previously issued Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security Outstanding and (b) establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03;

         WHEREAS, the Company desires to provide for the issuance of a new series of Debt Securities to be designated as the "9 3/8% Senior Subordinated Notes due 2012" (the "9 3/8% Notes"), and to set forth the terms that will be applicable thereto.

         WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 9 3/8% Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as amended and supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make the 9 3/8% Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms binding on the Company, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the 9 3/8% Notes have in all respects been duly authorized, and the Company in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver the 9 3/8% Notes.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of the 9 3/8% Notes and in consideration of the acceptance of the 9 3/8% Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. Creation of 9 3/8% Notes. Pursuant to Sections 2.01 and 2.03 of the Original Indenture, there is hereby created a new series of Debt Securities designated as the "9 3/8% Senior Subordinated Notes due 2012", limited in aggregate principal amount to $200,000,000 (which are hereinafter defined as the "9 3/8% Notes" for purposes this First Supplemental Indenture). The Trustee shall authenticate 9 3/8% Notes for original issue in the aggregate principal amount of $200,000,000 (the "Original 9 3/8% Notes"). The Original
9 3/8% Notes shall be in the form specified in Exhibit A to this First Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this First Supplemental Indenture and specified herein.

         With respect to any 9 3/8% Notes issued after the Issue Date (except for 9 3/8% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 9 3/8% Notes pursuant to Section 2.07, 2.08, 2.09, 2.15 or 3.03) (the "Additional 9 3/8% Notes"), there shall be established in or pursuant to a resolution of the Board of Directors of the
Company:

                  (a) that such Additional 9 3/8% Notes shall be issued as part of the same or a different series as the Original 9 3/8% Notes;

                  (b) the aggregate principal amount of such Additional 9 3/8% Notes which may be authenticated and delivered under the Indenture, which may be in an unlimited aggregate principal amount or which may be in a limited principal amount (except for Additional 9 3/8% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
9 3/8% Notes pursuant to Section 2.07, 2.08, 2.09, 2.15 or 3.03 and except for Additional 9 3/8% Notes which, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder);

                  (c) the issue price and issuance date of such Additional
9 3/8% Notes, including the date from which interest on such Additional 9 3/8% Notes shall accrue;

                  (d) if applicable, that such Additional 9 3/8% Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.15 or Exhibit A and any circumstances in addition to or in lieu of those set forth in the Indenture in which any such Global Security may be exchanged in whole or in part for 9 3/8% Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

                  (e) if applicable, that such Additional 9 3/8% Notes shall not be registered under the Securities Act, but shall be issued pursuant to an exemption from registration under the Securities Act bearing additional appropriate legends and shall have the benefit of registration rights. Except as set forth above, such Additional 9 3/8% Notes shall have the terms set forth in Exhibit A to this First Supplemental Indenture and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by the First Supplemental Indenture and specified herein.

         SECTION 2. Definitions.

                  (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

                  (b) Section 1.01 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Additional Assets" means:

                  (a) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto;

                  (b) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 4.19;

                  (c) the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

                  (d) Permitted Business Investments.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

                  (a) the sum of:

                           (1) discounted future net revenues from proved oil
                  and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from:

                                    (A) estimated proved oil and gas reserves
                           acquired since such year end, which reserves were not reflected in such year end reserve report, and

                                    (B) estimated oil and gas reserves
                           attributable to upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

                                    (C) estimated proved oil and gas reserves
                           produced or disposed of since such year end, and

                                    (D) estimated oil and gas reserves
                           attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (a)(1) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers,

                           (2) the capitalized costs that are attributable to
                  oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,

                           (3) the Net Working Capital on a date no earlier than
                  the date of the Company's latest annual or quarterly financial statements, and

                           (4) the greater of the net book value or the
                  appraised value as estimated by independent appraisers of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements. For these purposes, net book value shall be determined as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, and on a date no earlier than the date of the Company's latest annual or quarterly financial statements;

                  (b) minus the sum of:

                           (1) minority interests,

                           (2) any net gas balancing liabilities of the Company
                  and its Restricted Subsidiaries reflected in the Company's latest audited financial statements,

                           (3) to the extent included in (a)(1) above, the
                  discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), and

                           (4) the discounted future net revenues, calculated in
                  accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in
                  (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

         If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

         "Affiliate" of any specified Person means any other Person:

                  (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; or

                  (b) that beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person.

         For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of:

                  (a) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries); or

                  (b) any other Property of such Person or any of its Restricted Subsidiaries;

         provided, however, that the term "Asset Sale" shall not include:

                  (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business;

                  (b) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

                  (c) the disposition of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (d) any disposition that constitutes a Restricted Payment made in compliance with Section 4.12;

                  (e) when used with respect to the Company, any disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole permitted pursuant to Article X;

                  (f) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Subsidiary;

                  (g) the disposition of any Property with a Fair Market Value of less than $2.0 million; or

                  (h) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

         "Average Life" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing:

                  (a) the sum of the products of:

                           (1) the number of years (and any portion thereof)
                  from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness, multiplied by

                           (2) the amount of each such principal payment,

                  (b) by the sum of all such principal payments.

         "Bank Credit Facilities" means, with respect to any Person, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory financing to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

         "Capital Lease Obligations" means any obligation that is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

         "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

         "Change of Control" means the occurrence of any of the following events.

                  (a) any "person" or "group" (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 40 percent or more of the total voting power of all classes of the Voting Stock of the Company;

                  (b) the sale, lease, transfer or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to any Wholly Owned Subsidiary) shall have occurred;

                  (c) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

                  (d) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving Person and the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving Person immediately after such transaction in substantially the same proportion as before the transaction; or

                  (e) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved by such vote) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

         "Consolidated Interest Coverage Ratio" means, as of the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Interest Coverage Ratio, the ratio of:

                  (a) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available; to

                  (b) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs.

         In addition, if at any time since the beginning of the four full fiscal quarter period preceding the Transaction Date through and including the Transaction Date:

                  (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the Property that is the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period; or

                  (b) (1) the Company or any of its Restricted Subsidiaries shall have acquired or made any Investment in any material assets, or

                           (2) the transaction giving rise to the need to
calculate the Consolidated Interest Coverage Ratio is such an Investment or acquisition.

         EBITDA shall be calculated on a pro forma basis as if such Investments or asset acquisitions had occurred on the first day of such four fiscal quarter period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication:

                  (a) the sum of:

                           (1) the aggregate amount of cash and noncash interest
                  expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness, including:

                                    (A) any amortization of debt discount,

                                    (B) net costs associated with Interest Rate
                           Protection Agreements (including any amortization of discounts),

                                    (C) the interest portion of any deferred
                           payment obligation,

                                    (D) all accrued interest, and

                                    (E) all commissions, discounts, commitment
                           fees, origination fees and other fees and charges owed with respect to Bank Credit Facilities and other Indebtedness paid , accrued or scheduled to be paid or accrued during such period,

                           (2) Disqualified Stock Dividends of such Person (and
                  of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock Dividends of such Person's Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries,

                           (3) the portion of any obligation of such Person or
                  its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP,

                           (4) the portion of any rental obligation of such
                  Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation), and

                           (5) to the extent any Indebtedness of any other
                  Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness;

                  less

                  (b) to the extent included in (a) above, amortization or write-off of deferred financing costs (other than debt discounts) of such Person and its Restricted Subsidiaries during such period;

         in the case of both (a) and (b) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication:

                  (a) items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto);

                  (b) any gain or loss net of taxes (less all fees and expenses relating thereto) realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (b) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured);

                  (c) the net income of any Restricted Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period;

                  (d) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period;

                  (e) for the purposes of Section 4.12 only, the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition;

                  (f) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan;

                  (g) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 that result from changes in enacted tax laws or rates;

                  (h) the cumulative effect of a change in accounting principles;

                  (i) any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; and

                  (j) any non-cash compensation expense realized upon issuance of stock under an employee stock purchase plan or for grants of performance shares, stock options or stock awards to officers, directors and employees of the Company or any of its Restricted Subsidiaries.

         "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Disqualified Stock of such Person or its Restricted Subsidiaries.

         "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness" means:

                  (a) the Bank Credit Facilities; and

                  (b) any other Senior Indebtedness of the Company that has, at the time of determination, an aggregate principal amount outstanding of at least $10.0 million that is specifically designated in the instrument evidencing such Senior Indebtedness and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee as "Designated Senior Indebtedness" of the Company.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (b) is or may become redeemable or repurchasable at the option of the holder thereof, in whole or in part; or

                  (c) is convertible or exchangeable at the option of the holder thereof for debt or any other Disqualified Stock;

         on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the 9 3/8% Notes.

         "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

                  (a) plus the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication:

                           (1) income tax expense (but excluding income tax
                  expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income),

                           (2) Consolidated Interest Expense,

                           (3) depreciation and depletion expense,

                           (4) amortization expense,

                           (5) exploration expense (if applicable to the Company
                  after the Issue Date), and

                           (6) any other noncash charges including unrealized
                  foreign exchange losses (excluding, however, any such other noncash charge that requires an accrual of or reserve for cash charges for any future period);

                  (b) less the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication:

                           (1) income tax recovery (excluding, however, income
                  tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income), and

                           (2) unrealized foreign exchange gains.

         "Equity Offering" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the SEC following the Issue Date.

         "Exchanged Properties" means Properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such Properties.

         "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

         "Exempt Foreign Subsidiary" means any Restricted Subsidiary that is a foreign corporation if more than 50% of the (i) total combined voting power of all Voting Stock of the corporation or (ii) the total value of all Capital Stock of the corporation is owned or is considered as owned by United States shareholders on any day during the taxable year of the foreign corporation and, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee, and which Restricted Subsidiary is not a guarantor of, and has no Lien (other than a Lien with respect to less than two-thirds of the Capital Stock of an Exempt Foreign Subsidiary) to secure the Bank Credit Facilities or any other Indebtedness of the Company or any Restricted Subsidiary other than an Exempt Foreign Subsidiary. A United States shareholder, as used in this definition, means any Person who owns or is considered as owning 10% or more of the total combined voting power of all Voting Stock of the foreign corporation. Ownership is determined by applying the attribution rules of ownership in Internal Revenue Code Section 958. References to Internal Revenue sections in this definition include such sections as amended or superceded, including Treasury regulations promulgated thereunder. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

         "Fair Market Value" means, with respect to any Property to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or Property transferred or received by any Person, the fair market value of such consideration or other Property as determined by:

                  (a) any officer of the Company if such fair market value is less than $5.0 million; and

                  (b) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5.0 million.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of this Indenture, unless stated otherwise.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (a "primary obligor") in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor, and any obligation of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or any security for the payment of such Indebtedness;

                  (b) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

                  (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing);

         provided, however, that a Guarantee by any Person shall not include:

                  (a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business; or

                  (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of Permitted Investments.

         "Holder" means the Person in whose name a Note is registered on the Securities Register.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable (including by reason of a merger or consolidation) in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness; provided further, however, that solely for purposes of determining compliance with Section 4.11 amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness shall at all times be the aggregate principal amount at Stated Maturity. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent:

                  (a) any obligation of such Person for borrowed money;

                  (b) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or business;

                  (c) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person;

                  (d) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable);

                  (e) any Capital Lease Obligation of such Person;

                  (f) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination;

                  (g) any Preferred Stock of any Restricted Subsidiary, provided that such Restricted Subsidiary is not a Subsidiary Guarantor;

                  (h) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments;

                  (i) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party;

                  (j) any obligation of the type referred to in clauses (a) through (h) of this definition of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; and

                  (k) all obligations of the type referred to in clauses (a) through (i) of this definition of another Person secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured;

         provided, however, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

         "Investment" means, with respect to any Person:

                  (a) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock of, or as a capital contribution to, any other Person; or

                  (b) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business);

         provided, however, that Investments shall not include:

                           (1) in the case of clause (a) as used in the
                  definition of "Restricted Payments" only, any such amount paid through the issuance of Capital Stock of the Company (other than Disqualified Stock); and

                           (2) in the case of clause (a) or (b), extensions of
                  trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

         "Issue Date" means the date on which the Original 9 3/8% Notes first were issued under the Indenture.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

         "Liquid Securities" means securities:

                  (a) of an issuer that is not an Affiliate of the Company;

                  (b) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and

                  (c) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held;

         provided that securities meeting the requirements or clauses (a), (b) and (c) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of:

                           (1) the date on which such securities are sold or
                  exchanged for cash or Permitted Short-Term Investments, and

                           (2) 240 days following the date of receipt of such
                  securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 240 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or the Restricted Subsidiary received the securities was in compliance with
                  Section 4.14 such securities shall be deemed not to have been Liquid Securities at any time.

         "Material Change" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

                  (a) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers; and

                  (b) any dispositions of Properties during such quarter that were disposed of in compliance with Section 4.14.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Cash" from an Asset Sale means cash proceeds received therefrom, including:

                  (a) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received; and

                  (b) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding:

                           (1) any other consideration received in the form of
                  assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale, and

                           (2) except to the extent converted within 240 days
                  after such Asset Sale to cash, Liquid Securities or Permitted Short-Term Investments, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (a) and (b), in each case net of:

                  (a) all legal, title and recording expenses, commissions and other fees and expenses Incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale;

                  (b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder;

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

                  (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

         provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

         "Net Working Capital" means:

                  (a) all current assets of the Company and its Restricted Subsidiaries; less

                  (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness,

         in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

         "Non-recourse Purchase Money Indebtedness" means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which:

                  (a) the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired that secure such Indebtedness, and neither the Company nor any Restricted Subsidiary:

                           (1) is directly or indirectly liable for such
                  Indebtedness, or

                           (2) provides credit support, including any
                  undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

                  (b) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

         "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

         "Oil and Gas Hedging Contract" means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

         "Oil and Gas Liens" means:

                  (a) Liens on any specific Property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such Property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests);

                  (b) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such Property;

                  (c) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

                  (d) Liens arising in connection with Production Payments and Reserve Sales; and

                  (e) Liens on pipelines or pipeline facilities that arise by operation of law.

         "Pari Passu Indebtedness" means the 2009 Notes and any other Indebtedness of the Company (or a Subsidiary Guarantor) that is pari passu in right of payment to the 9 3/8% Notes (or a Subsidiary Guaranty, as appropriate).

         "Pari Passu Offer" means an offer by the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

         "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including:

                  (a) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems; and

                  (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

         "Permitted Hedging Agreements" means:

                  (a) Exchange Rate Contracts and Oil and Gas Hedging Contracts; and

                  (b) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

         "Permitted Indebtedness" means any and all of the following:

                  (a) Indebtedness arising under the Indenture with respect to the Original 9 3/8% Notes and any Subsidiary Guaranties relating thereto;

                  (b) Indebtedness under Bank Credit Facilities, provided that the aggregate principal amount of all Indebtedness under Bank Credit Facilities, at any one time outstanding does not exceed the greater of:

                           (1) $250.0 million, which amount shall be permanently
                  reduced by the amount of Net Available Cash used to permanently repay Indebtedness under Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness pursuant Section 4.14, and

                           (2) an amount equal to the sum of:

                                    (A) $150.0 million, and

                                    (B) 25% of Adjusted Consolidated Net
                           Tangible Assets determined as of the date of Incurrence of such Indebtedness,

         and, in the case of either (1) or (2), plus all interest and fees and other obligations thereunder and any Guarantee of such Indebtedness;

                  (c) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (d) Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed);

                  (e) Indebtedness under Permitted Hedging Agreements;

                  (f) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business;

                  (g) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (a) through (f) above;

                  (h) Non-recourse Purchase Money Indebtedness;

                  (i) Indebtedness not otherwise permitted to be Incurred pursuant to this definition (excluding any Indebtedness Incurred pursuant to clause (a) of Section 4.11), provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (i), together with all Indebtedness Incurred pursuant to clause (j) of this definition in respect of Indebtedness previously Incurred pursuant to this clause (i), at any one time outstanding does not exceed $30.0 million;

                  (j) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance:

                           (1) Indebtedness referred to in clauses (a), (g), (h)
and (i) of this definition (including Indebtedness previously Incurred pursuant to this clause (j)), and

                           (2) Indebtedness Incurred pursuant to clause (a) of
Section 4.11,

                  provided that, in the case of each of the foregoing clauses
(1) and (2), such Indebtedness is Permitted Refinancing Indebtedness; and

                  (k) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

         "Permitted Investments" means any and all of the following:

                  (a) Permitted Short-Term Investments;

                  (b) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

                  (c) Investments by any Restricted Subsidiary in the Company;

                  (d) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary;

                  (e) Investments by the Company or any Restricted Subsidiary:

                           (1) in any Person that will, upon the making of such
                  Investment, become a Restricted Subsidiary, or

                           (2) if as a result of such Investment such Person is
                  merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

                  (f) Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with Section 4.14;

                  (g) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or

Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary;

                  (h) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries made in the ordinary course of business, provided such items do not exceed in the aggregate $2.0 million at any one time outstanding;

                  (i) Investments intended to promote the Company's strategic objectives in the Oil and Gas Business in an amount not to exceed 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding, which Investments shall be deemed to be no longer outstanding only to the extent of dividends, repayments of loans or advances or other transfers of Property or returns of capital received by the Company or any Restricted Subsidiary from such Persons, provided that, for purposes of Section 4.12 the receiving of such amounts by the Company or its Restricted Subsidiaries does not increase the amount of Restricted Payments that the Company and its Restricted Subsidiaries may make pursuant to Section 4.12(c)(5)(A);

                  (j) Investments made pursuant to Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; and

                  (k) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (a) through (j) above), provided that Investments made pursuant to this clause (k) shall be included in the calculation of Restricted Payments.

         "Permitted Liens" means any and all of the following:

                  (a) Liens existing as of the Issue Date;

                  (b) Liens securing the 9 3/8% Notes, any Subsidiary Guaranties and other obligations arising under this Indenture;

                  (c) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries;

                  (d) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Lien is not extended to other Property of the Company or the Restricted Subsidiaries;

                  (e) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property, including:

                           (1) easements, rights of way and similar
                  encumbrances,

                           (2) rights or title of lessors under leases (other
                  than Capital Lease Obligations),

                           (3) rights of collecting banks having rights of
                  setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks,

                           (4) Liens imposed by law, including Liens under
                  workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens,

                           (5) Liens incurred to secure performance of
                  obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and

                           (6) Oil and Gas Liens,

                  in each case that are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable);

                  (f) Liens for taxes, assessments and governmental charges not yet due or the validity of which is being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

                  (g) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $20.0 million;

                  (h) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries;

                  (i) Liens securing Capital Lease Obligations, provided that such Capital Lease Obligations are permitted under Section 4.11 and the Liens attach only to the Property acquired with the proceeds of such Capital Lease Obligations;

                  (j) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations), provided that:

                           (1) such Liens attach only to the fixed assets
                  acquired with the proceeds of such Non-recourse Purchase Money Indebtedness, and

                           (2) such Non-recourse Purchase Money Indebtedness is
                  not in excess of the purchase price of such fixed assets;

                  (k) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted under Section 4.12;

                  (l) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof;

                  (m) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (a), (b), (c), (d), (i) and
(j) above; provided, however, that:

                           (1) such new Lien shall be limited to all or part of
                  the same Property (including future improvements thereon and accessions thereto) subject to the original Lien, and

                           (2) the Indebtedness secured by such Lien at such
                  time is not increased to any amount greater than the sum of:

                                    (A) the outstanding principal amount or, if
                           greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange, and

                                    (B) an amount necessary to pay any fees and
                           expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                  (n) Liens in favor of the Company or a Restricted Subsidiary; and

                  (o) Liens not otherwise permitted by clauses (a) through (n) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $5.0 million at any one time.

         Notwithstanding anything in this definition to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than:

                  (a) any such Liens existing as of the Issue Date;

                  (b) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, provided that any such Lien created in connection therewith is created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property;

                  (c) Production Payments and Reserve Sales, other than those described in clauses (a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.14; and

                  (d) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary;

         provided, however, that, in the case of the immediately foregoing clauses (a), (b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Product Payments and Reserve Sales.

         "Permitted Refinancing Indebtedness" means Indebtedness ("New Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("Old Indebtedness"); provided, however, that:

                  (a) such New Indebtedness is in an aggregate principal amount not in excess of the sum of:

                           (1) the aggregate principal amount then outstanding
                  of the Old Indebtedness (or, if such Old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums, related to such exchange or refinancing;

                  (b) such New Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Old Indebtedness;

                  (c) such New Indebtedness has an Average Life at the time such New Indebtedness is Incurred that is equal to or greater than the Average Life of the Old Indebtedness at such time;

                  (a) such New Indebtedness is subordinated in right of payment to the 9 3/8% Notes (or, if applicable, the Subsidiary Guaranties) to at least the same extent, if any, as the Old Indebtedness; and

                  (e) if such Old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such New Indebtedness satisfies clauses (a) and (b) of the definition of "Non-recourse Purchase Money Indebtedness."

         "Permitted Short-Term Investments" means:

                  (a) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof;

                  (b) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term Indebtedness is rated "A" (or higher) according to Moody's;

                  (c) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that:

                           (1) all such deposits have been made in such accounts
                  in the ordinary course of business, and

                           (2) such deposits do not at any one time exceed $15.0
                  million in the aggregate;

                  (d) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) entered into with a bank meeting the qualifications described in clause (b);

                  (e) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a short-term rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P or a long-term rating at the time as of which any Investment is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P;

                  (f) Investments in any money market mutual fund having assets in excess of $250.0 million all of which consist of other obligations of the types described in clauses (a), (b), (d) and (e) hereof; and

                  (g) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

         "Principal" of any Indebtedness (including the 9 3/8% Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

         "Restricted Payment" means:

                  (a) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's shareholders (other than dividends, distributions or payments made solely in Capital Stock (other than Disqualified Stock of the Company) of the Company or in options, warrants or other rights to purchase or acquire Capital Stock (other than Disqualified Stock)), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) on the Capital Stock of any Restricted Subsidiary;

                  (b) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock, or any options, warrants or other rights to acquire Capital Stock, of the Company or of a Restricted Subsidiary;

                  (c) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Indebtedness of the Company or a Restricted Subsidiary that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the 9 3/8% Notes or the relevant Subsidiary Guaranty, as the case may be, provided that this clause (c) shall not include any such payment with respect to:

                           (1) any such subordinated Indebtedness to the extent
                  of Excess Proceeds (as defined in Section 4.14) remaining after compliance with Section 4.14 and to the extent required by the Indenture or other agreement or instrument pursuant to which such subordinated Indebtedness was issued, or

                           (2) the purchase, repurchase or other acquisition of
                  any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition; or

                  (d) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant Section 4.19.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "SEC" means the Securities and Exchange Commission.

         "Senior Indebtedness" when used with respect to the Company means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter Incurred, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the 9 3/8% Notes; provided, however, that Senior Indebtedness of the Company shall not include:

                  (a) Indebtedness of the Company to a Subsidiary of the Company;

                  (b) Indebtedness Incurred in violation of this Indenture;

                  (c) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company;

                  (d) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company;

                  (e) Pari Passu Indebtedness or Subordinated Indebtedness of the Company;

                  (f) obligations with respect to any Capital Stock of the Company;

                  (g) Indebtedness evidenced by the 9 3/8% Notes; and

                  (h) in-kind obligations relating to net oil and gas balancing positions.

          "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

         "Stated Maturity" when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Indebtedness" means Indebtedness of the Company (or a Subsidiary Guarantor) that is subordinated or junior in right of payment to the 9 3/8% Notes (or a Subsidiary Guaranty, as appropriate) pursuant to a written agreement to that effect.

         "Subsidiary" of a Person means:

                  (a) another Person that is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by:

                           (1) the first Person,

                           (2) the first Person and one or more of its
                  Subsidiaries, or

                           (3) one or more of the first Person's Subsidiaries;
                  or

                  (b) another Person that is not a corporation (x) at least 50% of the Capital Stock of which, and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (1), (2) or (3) above.

         "Subsidiary Guarantors" means, unless released from their Subsidiary Guaranties as permitted by the Indenture, any Restricted Subsidiary that becomes a guarantor of the 9 3/8% Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

         "Subsidiary Guaranty" means an unconditional senior subordinated guaranty of the 9 3/8% Notes given by any Restricted Subsidiary pursuant to the terms of this Indenture.

         "Trade Accounts Payable" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

         "Unrestricted Subsidiary" means:

                  (a) each Subsidiary of the Company that the Company has designated pursuant to Section 4.19 as an Unrestricted Subsidiary; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. Government Obligations" means securities that are:

                  (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

                  (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment or principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

         SECTION 3. Amendments to Article III of the Original Indenture.

                  (a) The fourth paragraph of Section 3.02 of the Original Indenture is amended in its entirety to read as follows:

                  On or prior to 11:00 a.m., New York City time, on the redemption date for any Registered Securities, the Company shall deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount of money in the Currency in which such Debt Securities are denominated (except as provided pursuant to Section 2.03) sufficient to pay the redemption price of and accrued interest on (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date) such Registered Securities or any portions thereof that are to be redeemed on that date.

                  (b) The first sentence of the fifth paragraph of Section 3.02 of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows:

                  If less than all the 9 3/8% Notes are to be redeemed at any time, selection of 9 3/8% Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 9 3/8% Notes are listed, or, if the 9 3/8% Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

                  (c) The first paragraph of Section 3.03 of the Original Indenture is amended in its entirety to read as follows:

                  If notice of redemption has been given as provided in Section 3.02, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption), and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) the interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue and any original issue discount in the case of Original Issue Discount Debt Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

                  (d) Article III of the Original Indenture is amended with respect to the 9 3/8% Notes by adding Section 3.06 and Section 3.07 as follows:

                  SECTION 3.06. Optional Redemption. Except as set forth in the following paragraph, the 9 3/8% Notes will not be redeemable at the option of the Company prior to May 1, 2007. Starting on that date, the Company may redeem all or any portion of the 9 3/8% Notes, upon no less than 30 nor more than 60 days prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 9 3/8% Notes redeemed during the 12-month period commencing on May 1 of the years set forth below, and are expressed as percentages of principal amount:

                                                                 Redemption
                                    Year                           Price
                                    ----                         ----------
                                    2007                          104.688%
                                    2008                          103.125%
                                    2009                          101.563%
                                    2010 and thereafter           100.000%

                  The Company may on any one or more occasions prior to May 1, 2005, redeem up to 33 1/3% of the aggregate principal amount of the 9 3/8% Notes originally issued with the net proceeds of one or more Equity Offerings of the Company at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, provided that at least 66 2/3% of the aggregate principal amount of the 9 3/8% Notes originally issued remains Outstanding after the occurrence of such redemption. Any such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering upon not less than 30 nor more than 60 days' prior notice. The redemption shall be made in accordance with procedures set forth in the Indenture.

                  SECTION 3.07. No Mandatory Sinking Fund. There will be no mandatory sinking fund payments for the 9 3/8% Notes.

         SECTION 4. Amendments to Article IV of the Original Indenture.

                  (a) Sections 4.07, 4.08 and 4.09 of the Original Indenture shall not be applicable to the 9 3/8% Notes.

                  (b) Section 4.10 of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows:

                  SECTION 4.10. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the 9 3/8% Notes or any Subsidiary Guaranty of such Restricted Subsidiary are secured equally and ratably with, or prior to, any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, Incur, assume or suffer to exist Liens securing Senior Indebtedness and Permitted Liens.

                  (c) Article IV of the Original Indenture is amended with respect to the 9 3/8% Notes by adding Sections 4.11 through 4.20, inclusive, as follows:

                  SECTION 4.11. Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either:

                           (a) after giving pro forma effect to such Incurrence
                  and application, the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0; or

                           (b) such Indebtedness is Permitted Indebtedness.

                  SECTION 4.12. Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment:

                  (a) any Default or Event of Default would have occurred and be continuing;

                  (b) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.11; or

                  (c) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum of (without duplication):

                           (1) 50% of the aggregate Consolidated Net Income of
                  the Company accrued during the period (treated as one accounting period) commencing on the first day of the fiscal quarter during which the Issue Date occurs, and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss),

                           (2) the aggregate net cash proceeds, or the Fair
                  Market Value of Property other than cash (provided that, in the case of Property that is Capital Stock, such Capital Stock falls within the meaning of clause (b) of the definition of "Additional Assets"), received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof,

                           (3) the aggregate net cash proceeds, or the Fair
                  Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date,

                           (4) the aggregate net cash proceeds received by the
                  Company from the issuance or sale (other than to any Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) on or after the Issue Date of convertible Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any conversion or exchange of convertible Senior Indebtedness or convertible Pari Passu Indebtedness issued or sold (other than to any Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) prior to the Issue Date, excluding:

                                    (A) any such Indebtedness issued or sold to
                           the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                                    (B) the aggregate amount of any cash or
                           other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

                           (5) to the extent not otherwise included in the
                  Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from:

                                    (A) payments of interest on debt, dividends,
                           repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or

                                    (B) the designation of any Unrestricted
                           Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of:

                                             (i) the book value of all
                                    Investments previously made in such
                                    Unrestricted Subsidiary that

                                             (ii) were treated as Restricted
                                    Payments, and the Fair Market Value of the Company's and its Restricted Subsidiaries' interest in such Unrestricted Subsidiary, and

                           (6) $15.0 million.

                  The limitations set forth in the preceding paragraph will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing:

                           (a) the payment of any dividend on Capital Stock of
                  the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with the preceding paragraph;

                           (b) the repurchase, redemption or other acquisition
                  or retirement for value of any Capital Stock of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans (including employee stock ownership plans but excluding other plans to purchase such Capital Stock in open market transactions, together with, in the case of employee stock ownership plans, loans to or Investments therein in an amount sufficient to fund such repurchase, redemption or other acquisition or retirement by such plan) approved by the Company's Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchase, redemptions, acquisitions and retirements shall not exceed the sum of:

                                    (1) $5.0 million in any twelve-month period,
                           and

                                    (2) the aggregate net proceeds, if any,
                           received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

                           (c) the purchase, redemption or other acquisition or
                  retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company (other than Disqualified Stock);

                           (d) the purchase, redemption, legal defeasance,
                  acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees);

                           (e) the making of any principal payment on or the
                  repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness;

                           (f) loans, in an aggregate principal amount at any
                  one time outstanding of not more than $2.0 million, made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized officer), the net cash proceeds of which are used solely:

                                    (1) to purchase common stock of the Company
                           in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

                                    (2) to refinance loans, together with
                           accrued interest thereon, made pursuant to item (1) of this clause (f).

                  The actions described in clauses (a) and (b) of this paragraph shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (c), (d), (e) and (f) of this paragraph shall be excluded in the calculation of the amount of Restricted Payments, provided that the net cash proceeds from any issuance or sale of Capital Stock or Subordinated Indebtedness of the Company pursuant to such clause (c), (d) or (e) shall be excluded from any calculations pursuant to clause (2), (3) or
         (4) under the immediately preceding paragraph.

                  SECTION 4.13. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company will not:

                  (a) permit any Restricted Subsidiary to sell or otherwise issue any Capital Stock other than to the Company or one of its Wholly Owned Subsidiaries; or

                  (b) sell, hypothecate or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary, or permit any Restricted Subsidiary to do so, except, in each case, for:

                           (1) directors' qualifying shares, or

                           (2) a sale of all the Capital Stock of a Restricted
                  Subsidiary owned by the Company or its Subsidiaries effected in accordance with Section 4.14.

                  In the event of the consummation of a sale of all the Capital Stock of a Restricted Subsidiary pursuant to the foregoing clause (2) and the execution and delivery of a supplemental indenture in form satisfactory to the Trustee, any such Restricted Subsidiary that is also a Subsidiary Guarantor shall be released from all its obligations under its Subsidiary Guaranty.

                  For purposes of this covenant, the creation of a Lien on any Capital Stock of a Restricted Subsidiary to secure Indebtedness of the Company or any of its Restricted Subsidiaries will not be deemed to be a violation of this covenant; provided that any sale or disposition by the secured party of such Capital Stock following foreclosure of its Lien will be subject to this covenant.

                  SECTION 4.14. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless:

                  (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; and

                  (b) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Permitted Short-Term Investments, Liquid Securities, Exchange Properties or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the 9 3/8% Notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary

         Guarantor's Subsidiary Guaranty), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, such consideration being defined as "Permitted Consideration"; provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

                  The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Subsidiary Guarantor), to:

                  (a) prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company);

                  (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); or

                  (c) purchase 9 3/8% Notes or purchase both 9 3/8% Notes and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding 9 3/8% Notes and Pari Passu Indebtedness owed by the Company or an Affiliate of the Company).

                  Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (a "Prepayment Offer") to purchase
         9 3/8% Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds at a purchase price equal to 100% of the principal amount of such 9 3/8% Notes plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including proration in the event of oversubscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate Outstanding principal amounts of the 9 3/8% Notes and such Pari Passu Indebtedness, and the aggregate principal amount of 9 3/8% Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of 9 3/8% Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the 9 3/8% Notes tendered and the Trustee will select the 9 3/8% Notes to be purchased in accordance with this Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of 9 3/8% Notes have been given the opportunity to tender their 9 3/8% Notes for purchase as described in the following paragraph in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero.

                  Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the 9 3/8% Notes pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Holders of the 9 3/8% Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the 9 3/8% Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

                  (a) that the Company is offering to purchase 9 3/8% Notes pursuant to the provisions of the Indenture;

                  (b) that any 9 3/8% Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date;

                  (c) that any 9 3/8% Notes (or portions thereof) not properly tendered will continue to accrue interest;

                  (d) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date");

                  (e) the aggregate principal amount of 9 3/8% Notes to be purchased;

                  (f) a description of the procedure that Holders of 9 3/8% Notes must follow in order to tender their 9 3/8% Notes for payment; and

                  (g) all other instructions and materials necessary to enable Holders to tender 9 3/8% Notes pursuant to the Prepayment Offer.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 9 3/8% Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

                  SECTION 4.15. Incurrence of Layered Indebtedness. The Indenture provides that:

                  (a) the Company will not Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness that is junior to, or pari passu with, the 9 3/8% Notes in right of payment; and

                  (b) no Subsidiary Guarantor will Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness that in right of payment is junior to, or pari passu with, such Subsidiary Guarantor's Subsidiary Guaranty.

                  SECTION 4.16. Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary), unless:

                  (a) such transaction is set forth in writing;

                  (b) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

                  (c) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of:

                           (1) $1.0 million but less than $5.0 million, an
                  officer of the Company certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by an Officers' Certificate delivered to the Trustee,

                           (2) $5.0 million but less than $20.0 million, the
                  Board of Directors of the Company (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee, or

                           (3) $20.0 million,

                                    (A) the Company receives from an
                           independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary, and

                                    (B) such Board of Directors (including a
                           majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (b) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

         The preceding limitations of this Section 4.16 do not apply to:

                           (a) the payment of reasonable and customary regular
                  fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

                           (b) indemnities of officers and directors of the
                  Company or any Subsidiary consistent with such Person's charter, bylaws and applicable statutory provisions;

                           (c) any issuance of securities, or other payments,
                  awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and employee stock purchase and ownership plans approved by the Board of Directors of the Company;

                           (d) loans made to:

                                    (1) officers, directors or employees of the
                           Company or any Restricted Subsidiary approved by the Board of Directors of the Company, the net proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the purchase price of such common stock or the exercise price of such stock options, or

                                    (2) refinance loans, together with accrued
                           interest thereon, made pursuant to this clause (d);

                           (e) advances and loans to officers, directors and
                  employees of the Company or any Subsidiary in the ordinary course of business (including, without limitation, non-cash loans for the purchase of joint interests in exploratory and developmental oil and gas prospects or other similar ventures offered by the Company), provided such loans and advances (excluding loans or advances made pursuant to the preceding clause (d)) do not exceed $2.0 million at any one time outstanding;

                           (f) any Restricted Payment permitted to be paid
                  pursuant to Section 4.12.

                           (g) any transaction or series of transactions between
                  the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary); and

                           (h) any transaction or series of transactions
                  pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

                  SECTION 4.17. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to:

                           (a) pay dividends, in cash or otherwise, or make any
                  other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary;

                           (b) make loans or advances to the Company or any
                  other Restricted Subsidiary; or

                           (c) transfer any of its Property to the Company or
                  any other Restricted Subsidiary.

         Such limitation will not apply:

                           (1) with respect to clauses (a), (b) and (c), to
                  encumbrances and restrictions:

                                    (A) in agreements and instruments as in
                           effect on the Issue Date,

                                    (B) relating to Indebtedness of a Restricted
                           Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary, or

                                    (C) that result from the renewal,
                           refinancing, extension or amendment of an agreement that is the subject of clause (c)(1)(A) or (B) above or clause (c)(2)(A) or (B) below, provided that such encumbrance or restriction is not materially less favorable to the Holders of 9 3/8% Notes than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and,

                           (2) with respect to clause (c) only, to:

                                    (A) restrictions pursuant to Liens permitted
                           to be Incurred and secured without also securing the 9 3/8% Notes under Section 4.10 and that limit the right of the debtor to dispose of the Property subject to such Lien,

                                    (B) any encumbrance or restriction
                           applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition,

                                    (C) customary provisions restricting
                           subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, and

                                    (D) customary restrictions contained in
                           asset sale agreements limiting the transfer of such assets pending the closing of such sale.

                  SECTION 4.18. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary (except an Exempt Foreign Subsidiary) that:

                           (a) Incurs Indebtedness or issues Preferred Stock
                  following the Issue Date; or

                           (b) has Indebtedness or Preferred Stock outstanding
                  on the date on which such Restricted Subsidiary becomes a Restricted Subsidiary,

         to execute and deliver to the Trustee a supplemental indenture providing for a Subsidiary Guaranty pursuant to Section 14.06 at the time such Restricted Subsidiary Incurs such Indebtedness or becomes a Restricted Subsidiary; provided, however, that such Restricted Subsidiary shall not be required to deliver a supplemental indenture providing for a Subsidiary Guaranty if the aggregate amount of such Indebtedness or Preferred Stock, together with all other

         Indebtedness and Preferred Stock then outstanding among Restricted Subsidiaries (including Exempt Foreign Subsidiaries) that are not Subsidiary Guarantors, is less than $10.0 million.

                  Any Subsidiary Guarantor that no longer has any outstanding Indebtedness or Preferred Stock or that again qualifies as an Exempt Foreign Subsidiary shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture in form satisfactory to the Trustee.

                  SECTION 4.19. Restricted and Unrestricted Subsidiaries. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if:

                           (a) such Subsidiary does not at such time own any
                  Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary;

                           (b) such Subsidiary does not at such time have any
                  Indebtedness or other obligations that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary; and

                           (c) (1) such designation is effective immediately
                  upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary,

                                    (2) the Subsidiary to be so designated has
                           total assets of $1,000 or less, or

                                    (3) if such Subsidiary has assets greater
                           than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.12.

                  Except as provided in the immediately preceding sentence, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustees. Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Section 4.19 shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture in form satisfactory to the Trustee.

                  The Company will not, and will not permit any of its Unrestricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis:

                           (a) the Company could Incur at least $1.00 of
                  additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.11 and

                           (b) no Default or Event of Default would occur or be
                  continuing.

                  SECTION 4.20. Change of Control. Upon the occurrence of a Change of Control, each Holder of 9 3/8% Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's
         9 3/8% Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash (a "Change of Control Payment") equal to 101% of the principal amount of the 9 3/8% Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

                  Within 30 days following any Change of Control, the Company shall:

                           (a) cause a notice of the Change of Control Offer to
                  be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

                           (b) send, by first-class mail, with a copy to the
                  Trustee, to each Holder of 9 3/8% Notes, at such Holder's address appearing in the Debt Security Register, a notice stating, among other things:

                                    (1) that a Change of Control has occurred
                           and a Change of Control Offer is being made pursuant to the Indenture and that all 9 3/8% Notes (or portions thereof) properly tendered will be accepted for payment,

                                    (2) the Change of Control Purchase Price and
                           the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the Company mails such notice (the "Change of Control Payment Date"),

                                    (3) that any 9 3/8% Note (or portion
                           thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

                                    (4) that any 9 3/8% Note (or portions
                           thereof) not properly tendered will continue to accrue interest,

                                    (5) a description of the transaction or
                           transactions constituting the Change of Control,

                                    (6) the procedures that the Holders of the
                           9 3/8% Notes must follow in order to tender their 9 3/8% Notes (or portions thereof) for payment and the procedures that Holders of 9 3/8% Notes must follow in order to withdraw an election to tender
                           9 3/8% Notes (or portions thereof) for payment, and

                                    (7) all other instructions and materials
                           necessary to enable Holders to tender 9 3/8% Notes pursuant to the Change of Control Offer.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of 9 3/8% Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue of such compliance.

                  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all 9 3/8% Notes validly tendered and not withdrawn under such Change of Control Offer.

         SECTION 5. Amendments to Article V the Original Indenture.

                  (a) Section 5.03 of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows:

                  Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a United States corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

         SECTION 6. Amendments to Article VI the Original Indenture.

                  (a) Section 6.01(e) of the Original Indenture is amended with respect to the 9 3/8% Notes by deleting the number "60" and substituting the number "30" in its place.

                  (b) Section 6.01(f) of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows: (f) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an amount greater than $5.0 million if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

                  (c) Sections 6.01(g) and 6.01(h) of the Original Indenture are amended with respect to the 9 3/8% Notes by deleting each reference to "Restricted Subsidiary" and "Restricted Subsidiaries" therein and substituting "Significant Subsidiary" or "Significant Subsidiaries", respectively, in its place.

                  (d) Section 6.01 of the Original Indenture is amended with respect to the 9 3/8% Notes by deleting the word "or" from the end of clause (h) of the first paragraph thereof and by adding the following provisions after clause (i) of the first paragraph thereof:

                  (j) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; or

                  (k) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

                  (e) Section 6.01 of the Original Indenture is amended by adding the following sentence to the end of the first paragraph thereof:
Notwithstanding anything to the contrary herein, if an Event of Default described under clauses (g) or (h) of this paragraph shall occur, the principal amount of all Debt Securities of any series then Outstanding will automatically, and without any action by the Trustee or any Holder, become immediately due and payable.

                  (f) Article VI of the Original Indenture is amended by adding
Section 6.09 as follows:

                  SECTION 6.09. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 7. Amendments to Article VII of the Original Indenture.

                  (a) Section 7.08 of the Original Indenture is amended by deleting the number "25%" in the fourth paragraph thereof and substituting "10%" in its place.

         SECTION 8. Amendments to Article IX of the Original Indenture.

                  (a) Section 9.01 of the Original Indenture is amended with respect to the 9 3/8% Notes by (i) deleting the final clause of paragraph (c) thereof, beginning with the words ", or to make", (ii) deleting the word "and" from the end of clause (j) of the first paragraph thereof, (iii) substituting a ";" for the "." at the end of clause (k) of the first paragraph thereof and (iv) adding the following provisions to the end of the first paragraph thereof:

                  (l) to provide for uncertificated 9 3/8% Notes in addition to or in place of certificated 9 3/8% Notes;

                  (m) to make any change that does not adversely affect the rights of any Holder of 9 3/8% Notes in any material respect;

                  (n) to add or remove any Subsidiary Guarantors pursuant to the procedures set forth herein; and

                  (o) to provide for the issuance pursuant to an exemption from registration under the Securities Act of additional Debt Securities of a series after the original date of issuance of such series; provided that such additional Debt Securities bear appropriate legends and have the benefit of registration rights; provided, further, that the supplemental indenture pursuant to which such series was established provides for the issuance of additional Debt Securities of such series pursuant to an exemption from registration under the Securities Act.

                  (b) Section 9.01 of the Original Indenture is further amended by adding the word "adversely" immediately after the word "which" and immediately before the words "affects the Trustee's own rights" in the first sentence of the second paragraph of Section 9.01.

                  (c) Section 9.02 of the Original Indenture is amended with respect to the 9 3/8% Notes by deleting the word "or" from the end of clause
(vii) of the first paragraph thereof, deleting the "." at the end of clause
(viii) of the first paragraph thereof and by adding the following provisions to the end of the first paragraph thereof:

                   ; (ix) at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the 9 3/8% Notes must be repurchased pursuant to such Change of Control Offer or (x) impair the right of any Holder to receive payment of principal of and interest on such Holder's Debt Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Debt Securities or any Subsidiary Guaranty.

                  (d) Section 9.02 of the Original Indenture is further amended by adding the words "in the Trustee's opinion adversely" immediately after the third occurrence of the word "Indenture" and immediately before the words "affects the Trustee's own rights" in the first sentence of the third paragraph of Section 9.02.

                  (e) Article IX of the Original Indenture is amended by adding
Section 9.05 as follows:

                  SECTION 9.05. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Debt Securities of a series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Debt Securities of such series unless such consideration is offered to be paid to all Holders of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                  (f) The first sentences of both Section 9.01 and 9.02 of the Original Indenture are amended with respect to the 9 3/8% Notes by adding the words "any Subsidiary Guarantors" immediately before the words "and the Trustee."

         SECTION 9. Amendments to Article X of the Original Indenture.

                  (a) Section 10.01 of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows:

                  SECTION 10.01. Consolidations and Mergers of the Company. The Company shall not consolidate with or merge with or into any Person, or sell, transfer, lease or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Property of the Company and the Restricted Subsidiaries taken as whole, unless:

                           (a) the resulting, surviving or transferee Person
                  (the "Successor Company") shall be a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the 9 3/8% Notes and the Indenture;

                           (b) in the case of a disposition of all or
                  substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole, such Property shall have been so disposed of, as an entirety or virtually as an entirety to one Person;

                           (c) immediately after giving effect to such
                  transaction (and treating, for purposes of this clause (c) and clauses (d) and (e) below, any Indebtedness that becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (d) immediately after giving effect to such
                  transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of the first paragraph under Section 4.11;

                           (e) immediately after giving effect to such
                  transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                           (f) the Company shall have delivered to the Trustee
                  an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the Indenture.

                  (b) Section 10.02 of the Original Indenture is amended by deleting the period at the end of the first sentence of the first paragraph thereof and by substituting the following in its place:

                  "; provided, however, that in the case of a lease of all or substantially all of the Company's Property, the Company shall not be released from any of the obligations or covenants under the Indenture, including the obligation to pay the principal of and interest on the Debt Securities."

         SECTION 10. Applicability of and Amendments to Article XI of the Original Indenture.

                  (a) Article XI of the Original Indenture shall be applicable to the 9 3/8% Notes.

                  (b) Section 11.02(b) of the Original Indenture is superseded with respect to the 9 3/8% Notes by the following provisions:

                  (b) Subject to Sections 11.02(c) and 11.03, the Company at any time may terminate (i) all its obligations under the 9 3/8% Notes and the Indenture with respect to the 9 3/8% Notes ("legal defeasance option") or (ii) its obligations under Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 10.01(d) and 10.01(e), the
         operation of Sections 6.01(d) (to the extent relating to Sections 10.01(d) and 10.01(e)), 6.01(e) (to the extent relating to Sections 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20),
         6.01(f), 6.01(g) (to the extent relating to Significant Subsidiaries), 6.01(h) (to the extent relating to Significant Subsidiaries), 6.01(j) and 6.01(k) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the 9 3/8% Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the 9 3/8% Notes may not be accelerated because of an Event of Default specified in Sections 6.01(d) and 6.01(e) (with respect to the provisions of Articles 4 and 10 referred to in the immediately preceding paragraph) and Sections 6.01(f), 6.01(g) and 6.01(h) (in each case to the extent relating to Significant Subsidiaries), 6.01(j) and 6.01(k). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guaranty.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Section 11.02(c) of the Original Indenture is amended in its entirety with respect to the 9 3/8% Notes to read as follows:

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.08, 7.10,
         11.05, 11.06 and 11.07 shall survive until the 9 3/8% Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.06,
         11.05 and 11.06 shall survive.

                  (d) Section 11.03(3) of the Original Indenture is amended by deleting each instance of the number "91" and substituting "123" in its place.

                  (e) Section 11.07 of the Original Indenture is amended by deleting the "." at the end thereof and by substituting the following in its place:

                   ; provided, however, that, if the Company has made any payment of interest on or principal of any Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.

         SECTION 11. Applicability of and Amendments to Article XII of the Original Indenture.

                  (a) Article XII of the Original Indenture shall be applicable to the 9 3/8% Notes, which shall be subordinated to Senior Indebtedness as provided therein.

                  (b) Section 12.03 of the Original Indenture is amended in its entirety to read as follows:

                  SECTION 12.03. Default on Senior Indebtedness. The Company may not pay the principal of, or premium, if any, or interest on, the Subordinated Debt Securities or make any deposit pursuant to Article XI and may not repurchase, redeem or otherwise retire (except, in the case of Subordinated Debt Securities that provide for a mandatory sinking fund pursuant to Section 3.04, by the delivery of Subordinated Debt Securities by the Company to the Trustee pursuant to the first paragraph of Section 3.05) any Subordinated Debt Securities (collectively, "pay the Subordinated Debt Securities") if (i) any principal, premium or interest or other amounts due in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Subordinated Debt Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Subordinated Debt Securities for a period (a "Payment Blockage period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated
         (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full in cash of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Company may resume payments on the Subordinated Debt Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to any number of issues of Senior Indebtedness during such period.

                  (c) Section 12.04 of the Original Indenture is amended in its entirety to read as follows:

                  SECTION 12.04. Acceleration of Payment of Debt Securities. If payment of the Subordinated Debt Securities is accelerated when any Designated Senior Indebtedness is outstanding, the Company may not pay the Subordinated Debt Securities until three Business Days after the Representatives of all issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Subordinated Debt Securities only if the Indenture otherwise permits payment at that time.

         SECTION 12. Subsidiary Guaranties.

                  (a) The Original Indenture is amended with respect to the 9 3/8% Notes by adding Article XIV and Article XV as follows:

                                   ARTICLE XIV

                              Subsidiary Guaranties

                  SECTION 14.01. Subsidiary Guaranties. Each Subsidiary Guarantor hereby unconditionally Guaranties, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the 9 3/8% Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the 9 3/8% Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the 9 3/8% Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article XIV notwithstanding any extension or renewal of any Obligation.

                  Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the 9 3/8% Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the 9 3/8% Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof;
         (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the 9 3/8% Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other Guarantor of the Obligations; or
         (f) any change in the ownership of such Subsidiary Guarantor.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a Guarantee of payment, performance and compliance when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article XV, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guarantor and is made subject to such provisions of the Indenture.

                  Except as expressly set forth in Sections 4.13, 4.18, 4.19 and 11.02, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the 9 3/8% Notes or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

                  Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and
         (iii) all other monetary Obligations of the Company to the Holders and the Trustee. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations Guaranteed hereby until payment in full in cash of all Obligations and all obligations to which the Obligations are subordinated as provided in Article XV. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
         Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 14.01.

                  SECTION 14.02. Contribution. Each of the Company and any Subsidiary Guarantor (a "Contributing Party") agrees (subject to Articles XII and XV) that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the "Claiming Guarantor"), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01(n), the determination of indemnification amounts shall be based upon net worth on the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor.)

                  SECTION 14.03. Successors and Assigns. This Article XIV shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the 9 3/8% Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

                  SECTION 14.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIV shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIV at law, in equity, by statute or otherwise.

                  SECTION 14.05. Modification. No modification, amendment or waiver of any provision of this Article XIV, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 14.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.18 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XIV and shall Guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                                   ARTICLE XV

                     Subordination of Subsidiary Guaranties

                  SECTION 15.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Holder by accepting a 9 3/8% Note agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this
         Article XV, to the payment when due of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with any guarantee of the Company's 10.25% senior subordinated notes due 2009 (the "2009 Notes") and any future Senior Subordinated Indebtedness of such Subsidiary Guarantor and senior to all existing and future junior subordinated Indebtedness of such Subsidiary Guarantor, and only Senior Indebtedness shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

                  SECTION 15.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

                           (1) holders of Senior Indebtedness of such Subsidiary
                  Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before holders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full, any distribution made by or on behalf of such Subsidiary Guarantor to which Holders would be entitled but for this Article XV shall be made to holders of the Senior Debt as their interests may appear, except that all Holders may receive and retain shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor.

                  SECTION 15.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any 9 3/8% Notes or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any Senior Indebtedness of such Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of each issue of Senior Indebtedness of such Subsidiary Guarantor. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Blockage Notice under Section 12.03. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of Senior Indebtedness of such Subsidiary Guarantor giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Senior Indebtedness and not rescinded such acceleration, any Subsidiary Guarantor may resume (unless otherwise prohibited as described in the first sentence of this paragraph) payments pursuant to its Subsidiary Guaranty after such Payment Blockage Period.

                  SECTION 15.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article XIV, such Subsidiary Guarantor may not pay its Subsidiary Guaranty until three Business Days after the Representatives of all issues of Senior Indebtedness of such Subsidiary Guarantor receive notice of such acceleration and, thereafter, may pay its Subsidiary Guaranty only if the Indenture otherwise permits payment at that time.

                  SECTION 15.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article XV should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

                  SECTION 15.06. Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the 9 3/8% Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article XV to holders of such Senior Indebtedness that otherwise would have been made to Holders is not, as between the relevant Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

                  SECTION 15.07. Relative Rights. This Article XV defines the relative rights of Holders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in the Indenture shall:

                           (1) impair, as between a Subsidiary Guarantor and
                  Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article XIV or the relevant Subsidiary Guaranty; or (2) prevent the Trustee or any Holder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Holders.

                  SECTION 15.08. Subordination May Not Be Impaired by Subsidiary Guarantor. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Obligation of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with the Indenture.

                  SECTION 15.09. Rights of Trustee and Paying Agent. Notwithstanding Section 15.03, the Trustee or paying agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a responsible trust officer receives written notice satisfactory to it that payments may not be made under this
         Article XV. The Company, the relevant Subsidiary Guarantor, the Registrar, any paying agent, a Representative or a holder of Senior

         Indebtedness of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and any paying agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XV with respect to any Senior Indebtedness of any Subsidiary Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in
         Article XV shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

                  SECTION 15.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 15.11. Article XV Not To Prevent Events of Default Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article XV shall not be construed as preventing the occurrence of a Default under such Subsidiary Guaranty. Nothing in this Article XV shall have any effect on the right of the Holders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article XIV or the relevant Subsidiary Guaranty.

                  SECTION 15.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XV, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 15.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article

         XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XV.

                  SECTION 15.13. Trustee To Effectuate Subordination. Each Holder by accepting a 9 3/8% Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article XV and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 15.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

                  SECTION 15.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a 9 3/8% Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the 9 3/8% Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 13. Governing Law. This First Supplemental Indenture and the 9 3/8% Notes shall be governed by and construed in accordance with the laws of the State of New York. The Trustee, the Company and each of the Subsidiary Guarantors agree to submit to the non-exclusive jurisdiction of the competent courts of the State of New York sitting in New York City in any action or proceeding arising out of or relating to the Indenture or the 9 3/8% Notes.

         SECTION 14. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION 15. Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                       SWIFT ENERGY COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       BANK ONE, NA, as Trustee


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit A

                       [FORM OF THE FACE OF 9 3/8% NOTES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & Co., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.



                              SWIFT ENERGY COMPANY

                    9 3/8% SENIOR SUBORDINATED NOTE DUE 2012

REGISTERED                                                 CUSIP No. 870738 AD 3

No. ___                                                             $200,000,000

         Swift Energy Company, a Texas corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of Two Hundred Million United States Dollars ($200,000,000) on May 1, 2012.

         Interest Payment Dates: May 1, and November 1, commencing November 1, 2002.

         Regular Record Dates:  April 15 and October 15.

         Reference is hereby made to the further provisions of this 9 3/8% Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this 9 3/8% Note to be signed manually or by facsimile by its duly authorized officers under its corporate seal.

Date:                                  SWIFT ENERGY COMPANY

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


Attest:

----------------------------------




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       BANK ONE, NA,
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Authorized Signatory

                      [FORM OF THE REVERSE OF 9 3/8% NOTES]

                              SWIFT ENERGY COMPANY

                    9 3/8% SENIOR SUBORDINATED NOTE DUE 2012

         1. Indenture; Limitations.

         The Company issued the 9 3/8% Notes under an Indenture dated as of April 16, 2002 (the "Original Indenture") and a First Supplemental Indenture dated as of April 16, 2002 (the "Supplemental Indenture") (the Original Indenture, as supplemented by the Supplemental Indenture being hereinafter referred to as the "Indenture"), between the Company and Bank One, NA, as trustee (the "Trustee") . Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the 9 3/8% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The 9 3/8% Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 9 3/8% Note and the terms of the Indenture, the terms of the Indenture shall control.

         The 9 3/8% Notes are unsecured senior subordinated obligations of the Company and the aggregate principal amount of the 9 3/8% Notes which may be issued, executed, authenticated, delivered and outstanding is unlimited (subject to Section 1 of the Supplemental Indenture). The Company may, subject to Article IV of the Indenture, issue Additional 9 3/8% Notes under the Indenture in either a limited or an unlimited aggregate principal amount. This 9 3/8% Note is one of the Original 9 3/8% Notes referred to in the Indenture issued in an aggregate principal amount of $200,000,000. The Additional 9 3/8% Notes may be issued as part of the same or a different series of Debt Securities as the Original 9 3/8% Notes. The 9 3/8% Notes include the Original Notes and any Additional 9 3/8% Notes that may be issued under the Indenture as part of the same series.

         2. Principal and Interest.

         The Company will pay the principal of this 9 3/8% Note on May 1, 2012.

         The Company promises to pay interest on the principal amount of this 9 3/8% Note on each May 1 and November 1 (each an "Interest Payment Date"), as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the 9 3/8% Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 1, 2002.

         Interest on the 9 3/8% Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 16, 2002, provided that, if there is no existing Default in the payment of interest and this 9 3/8% Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal at the rate borne by the 9 3/8% Notes plus 1% per annum, and it shall pay interest on overdue installments of interest, to the extent lawful, at the rate borne by the 9 3/8% Notes.

         3. Method of Payment.

         The Company will pay interest (except defaulted interest) on the principal amount of the 9 3/8% Notes as provided above on each Interest Payment Date to the persons who are Holders (as reflected in the Debt Security Register at the close of business on the April 15 and October 15 immediately preceding the relevant Interest Payment Date), in each case, even if the 9 3/8% Note is canceled on registration of transfer, registration of exchange, redemption or repurchase after such record date and on or before the Interest Payment Date, provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this 9 3/8% Note to a paying agent on or after May 1, 2012.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Debt Security Register) . Payments in respect of 9 3/8% Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         4. Paying Agent and Registrar.

         Initially, the Trustee will act as authenticating agent, paying agent and Registrar. The Company may change any authenticating agent, paying agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as paying agent, Registrar or co-Registrar.

         5. Optional Redemption.

         Except as set forth in the following paragraph, the 9 3/8% Notes will not be redeemable at the option of the Company prior to May 1, 2007. Starting on that date, the Company may redeem all or any portion of the 9 3/8% Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) . The following prices are for 9 3/8% Notes redeemed during the 12-month period commencing on May 1 of the years set forth below, and are expressed as percentages of principal amount:

                          YEAR                                        REDEMPTION PRICE
                          ----                                        ----------------
2007                                                                      104.688%
2008                                                                      103.125%
2009                                                                      101.563%
2010 and thereafter                                                       100.000%

         The Company may on any one or more occasions prior to May 1, 2005, redeem up to 33 1/3% of the aggregate principal amount of the 9 3/8% Notes originally issued with the net proceeds of one or more Equity Offerings of the Company at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), provided that at least 66 2/3% of the aggregate principal amount of the 9 3/8% Notes originally issued remains Outstanding after the occurrence of such redemption. Any such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering upon not less than 30 or more than 60 days' prior notice. The redemption shall be made in accordance with procedures set forth in the Indenture.

         If less than all the 9 3/8% Notes are to be redeemed at any time, selection of 9 3/8% Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 9 3/8% Notes are listed, or, if the 9 3/8% Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         6. Sinking Fund

         The 9 3/8% Notes are not subject to any sinking fund.

         7. Subordination

         The 9 3/8% Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the 9 3/8% Notes may be paid. The Company and each Subsidiary Guarantor agree, and each Holder by accepting a 9 3/8% Note agrees, to the subordination provisions contained in the Indenture and authorize the Trustee to give it effect and appoint the Trustee as attorney-in-fact for such purpose.

         8. Repurchase upon a Change of Control.

         Upon the occurrence of a Change of Control, each Holder of 9 3/8% Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's 9 3/8% Notes pursuant to the Change of Control Offer as provided in, and subject to the terms of, the Indenture at a purchase price in cash equal to 101% of the principal amount of the 9 3/8% Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date)

         9. Denominations; Transfer; Exchange.

         The 9 3/8% Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of 9 3/8% Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any 9 3/8% Notes selected or called for redemption (except in the case of a 9 3/8% Note redeemed in part, the portion of the 9 3/8% Note not to be redeemed). Also, it need not register the transfer or exchange of any 9 3/8% Notes for a period of 15 days before the day of the mailing of a notice of redemption of 9 3/8% Notes selected for redemption.

         10. Persons Deemed Owners.

         A Holder shall be treated as the owner of a 9 3/8% Note for all purposes.

         11. Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the paying agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the

Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such paying agent with respect to such money shall cease.

         12. Discharge Prior to Redemption or Maturity.

         Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the 9 3/8% Notes to redemption or maturity, as applicable, the Company and the Subsidiary Guarantors, if any, may terminate some of or all of their obligations under the Indenture and the 9 3/8% Notes, except in certain circumstances for certain sections thereof.

         13. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the 9 3/8% Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 9 3/8% Notes then Outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the 9 3/8% Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the 9 3/8% Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the interests of any Holder.

         14. Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, Incur layered Indebtedness or merge, consolidate or transfer substantially all of their assets. Within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.

         15. Successor Persons.

         Subject to certain exceptions, when a successor Person assumes all the obligations of its predecessor under the 9 3/8% Notes and the Indenture, the predecessor Person will be released from those obligations.

         16. Defaults and Remedies.

         The following are summaries of Events of Default under the Indenture with respect to the 9 3/8% Notes:

                  (a) failure to pay any interest on the 9 3/8% Notes when due, continued for 30 days;

                  (b) failure to pay principal of (or premium, if any, on) the 9 3/8% Notes when due;

                  (c) failure to comply with Article X of the Indenture;

                  (d) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 9 3/8% Notes;

                  (e) a default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money in an aggregate amount greater than $5.0 million (other than Non-recourse Purchase Money Indebtedness) that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indenture;

                  (f) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $5.0 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

                  (g) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary; or

                  (h) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

         The Indenture provides that if an Event of Default (other than an Event of Default described in clause (g) above) with respect to the 9 3/8% Notes at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 9 3/8% Notes by notice as provided in the Indenture may declare the principal amount of the 9 3/8% Notes to be due and payable immediately. If an

Event of Default described in clause (g) above with respect to the 9 3/8% Notes at the time Outstanding shall occur, the principal amount of all the 9 3/8% Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the Outstanding 9 3/8% Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

         Subject to the provisions of the Indenture relating to the duties of the Trustee, in case of an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the 9 3/8% Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding 9 3/8% Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 9 3/8% Notes.

         No Holder of 9 3/8% Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

         (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the 9 3/8% Notes;

         (b) the Holders of at least 25% in aggregate principal amount of the Outstanding 9 3/8% Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustees to institute such proceeding as trustee; and

         (c) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Outstanding 9 3/8% Notes a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of 9 3/8% Notes for the enforcement of payment of the principal of or any premium or interest on such 9 3/8% Notes on or after the applicable due date specified in such 9 3/8% Notes.

         17. Trustee Dealings with the Company or the Guarantors.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Subsidiary Guarantors, if any, or the Company or their Affiliates and may otherwise deal with the Subsidiary Guarantors, if any, or the Company or their Affiliates as if it were not the Trustee.

         18. No Recourse Against Others.

         No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling Person as such, of the Company or the Subsidiary Guarantors or of any successor Person shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the 9 3/8% Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a 9 3/8% Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the 9 3/8% Notes.

         19. Authentication.

         This 9 3/8% Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this 9 3/8% Note.

         20. Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         21. Governing Law.

         THIS 9 3/8% NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         22. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 9 3/8% Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 9 3/8% Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM



To assign this 9 3/8% Note, fill in the form below:

I or we assign and transfer this 9 3/8% Note to
                                               ---------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint __________________________ agent to transfer this 9 3/8% Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
     -------------------

Your Signature:
               -----------------------------------------------------------------
    (Sign exactly as your name appears on the other side of this 9 3/8% Note)

Signature Guarantee:
                    ------------------------------------------------------------
                           (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP, or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this 9 3/8% Note purchased by the Company pursuant to Section 4.14 (Asset Sale) or Section 4.20 (Change of Control) of the Indenture, check the Box:

         [ ]      Section 4.14                        [ ]      Section 4.20

         If you wish to have a portion of this 9 3/8% Note purchased by the Company pursuant to Section 4.14 or Section 4.20 of the Indenture, state the amount:

$
 -------------

Date:
     -------------------

Your Signature:
               -----------------------------------------------------------------
    (Sign exactly as your name appears on the other side of this 9 3/8% Note)

Signature Guarantee:
                    ------------------------------------------------------------
                           (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP, or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       Exhibit B



                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of _______________, ____, among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of Swift Energy Company (or its successor), a Texas corporation (the "Company"), SWIFT ENERGY COMPANY[, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below,] and BANK ONE, NA, a national banking association, as trustee under the indenture referred to below (the "Trustee")

                                   WITNESSETH

         WHEREAS the Company [and the Existing Subsidiary Guarantors] has heretofore executed and delivered to the Trustee an Indenture dated as of April 16, 2002 (such Indenture, as amended or supplemented to date, including by the First Supplemental Indenture dated as of April 16, 2002, between the Company and the Trustee, is hereinafter called the "Indenture"), providing for the initial issuance of an aggregate principal amount of up to $200,000,000 of 9 3/8% Senior Subordinated Notes due 2012 (the "Securities");

         WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally Guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally Guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article XIV of the Indenture and to be bound by all other applicable provisions of the Indenture.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

By:
   --------------------------
Name:
Title:

SWIFT ENERGY COMPANY, [on behalf of itself and the Existing Subsidiary Guarantors,]

By:
   --------------------------
Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS],

By:
   --------------------------
Name:
Title:

BANK ONE, NA, as Trustee,

By:
   --------------------------
Name:
Title: